UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2023

Tempo Automation Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39406 (Commission File Number)	92-1138525 (IRS Employer Identification No.)

2460 Alameda St., San Francisco, CA (Address of principal executive offices)	94103 (Zip Code)

(415) 320-1261
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TMPO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	TMPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Convertible Promissory Note

On June 20, 2023, Tempo Automation Holdings, Inc. (the “Company”) entered into a Convertible Promissory Note (the “Note”) with Asia-IO Advanced Manufacturing Partners, L.P., a Cayman Islands limited partnership (“Asia-IO”). The Note is a general unsecured obligation of the Company. Up to $4.0 million in aggregate principal under the Note in an aggregate principal amount up to $7.0 million may be drawn from time to time prior to the Maturity Date (as defined below) upon one or more written requests from the Company to Asia-IO. Up to an additional $3.0 million may be drawn from time to time prior to the Maturity Date one or more written requests from the Company to Asia-IO so long as such additional amounts drawn down are used for purposes of paying amounts payable by the Company in connection with the Company’s previously announced proposed acquisition of Optimum Design Associates, Inc. Amounts drawn under the Note will be loaned to the Company at an original issue discount of 3.0%. The unpaid principal balance of each drawdown under the Note will bear simple interest at the rate of 12.0% per annum from the date of the applicable drawdown until repayment of such drawdown amount. Interest on any drawdown under the Note will be computed on the basis of a 365-day year and actual number of days elapsed.

Unless earlier converted into shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) in accordance with the terms of the Note or accelerated as a result of an event of default under the Note, the entire unpaid principal balance, together with all accrued but unpaid interest on the Note will be due and payable on June 20, 2024 (the “Maturity Date”). All or any portion of any amount drawn under the Note may be prepaid by the Company at any time and from time to time within 120 days of such drawdown without the prior written consent of Asia-IO. Concurrently with such prepayment, the Company will be required pay to Asia-IO an additional amount equal to 4.0% of such prepayment amount. Any payments will be applied first to any accrued and unpaid interest and then to reduction of the unpaid principal balance of the Note.

The Note includes customary representations, warranties and covenants with respect to the Company and Asia-IO. The Note also includes customary events of default. Subject to certain limited exceptions, upon any event of default, the Note will be accelerated and all amounts outstanding under the Note will become due and payable immediately. Upon the occurrence of any event of default, the Company will be prohibited from making any additional drawdown requests under the Note except with the prior written consent of Asia-IO and Asia-IO shall not be required to fund any such additional drawdown request.

With respect to any amount drawn by the Company that the Company has not prepaid within 120 days of such drawdown, Asia-IO may, at any time and from time to time following such 120-day period upon written notice to the Company, convert all or any portion of such drawdown amount (including any accrued and unpaid interest thereon, calculated as of the date of such written notice) equal to or greater than $500,000 (the “Voluntary Conversion Amount”), into a number of shares of Common Stock equal to (x) the Voluntary Conversion Amount divided by (y) an amount equal to the greater of (i) $0.55 and (ii) the last reported closing sale price (or if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices) (the “Last Reported Sale Price”) of a share of Common Stock as of the date of notice relating to such voluntary conversion.

Subject to the satisfaction or waiver of certain customary conditions, if (i) (A) the Last Reported Sale Price of a share of Common Stock as of the trading day immediately preceding the Maturity Date is equal to or greater than $1.10 or (B) the volume-weighted average price of a share of Common Stock for a period of at least 40 calendar days out of any 60 consecutive calendar day period following the date of the Note and ending on the Maturity Date is equal to or greater than $1.10 (such date, the “VWAP Trigger Date”), then the Company may, upon written notice to Asia-IO, convert the entire unpaid principal balance of the Note, together with all accrued and unpaid interest, if any, thereon (the “Mandatory Conversion Amount”) as of the date of such notice into a number of shares of Common Stock at a conversion price equal to (x) the Mandatory Conversion Amount as of the date of such notice divided by (y) the average volume-weighted average price of a share of Common Stock during the 20 trading day period ending on, (z) in the case of a conversion pursuant to clause (i)(A) above, the trading day immediately prior to the Maturity Date, and (B) in the case of a conversion pursuant to clause (i)(B) above, the VWAP Trigger Date.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Registration Rights Agreement

On June 20, 2023, contemporaneously with issuance of the Note, the Company and Asia-IO entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to register for resale, pursuant to Rule 415 in accordance with the U.S. Securities Act of 1933, as amended, certain shares of Tempo common stock and other equity securities of the Company that are held by Asia-IO and/or its permitted transferees from time to time (collectively, the “Holders,” including any shares of Common Stock received upon conversion of any drawdown amount under the Note). On the terms and subject to the conditions set forth in the Registration Rights Agreement, the Holders will be entitled to certain rights to demand underwritten offerings and piggyback registration rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

First Amended and Restated Loan and Security Agreement

On June 20, 2023, in connection with the issuance of the Note, the Company and Tempo Automation, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Legacy Tempo”), entered into that certain Forbearance Agreement and First Amendment to First Amended and Restated Loan and Security Agreement, dated as of June 20, 2023 (the “LSA Amendment”), by and among the Company, Legacy Tempo, Structural Capital Investments III, LP (“SCI”), Series Structural DCO II series of Structural Capital DCO, LLC (“DCO”), CEOF Holdings LP (“CEOF”), SQN Tempo Automation, LLC (“SQNTA”), SQN Venture Income Fund II, LP (“SQNVIFII” and, together with SCI, DCO, CEOF and SQNTA, the “Lenders” and each a “Lender”), and Ocean II PLO LLC, as administrative and collateral agent for the Lenders (the “Agent”), which amended that certain First Amended and Restated Loan and Security Agreement, dated as of November 22, 2022 (as amended by the LSA Amendment, the “LSA”), by and among the Company, Legacy Tempo, the Lenders and the Agent. Pursuant to the LSA Amendment, the parties thereto agreed, among other things, that (a) the Lenders will forbear from exercising any available remedies as a result of Legacy Tempo’s non-compliance with the requirement under the LSA to maintain unrestricted cash of not less than $5,000,000 (the “Unrestricted Cash Default”) until the earlier of (i) November 30, 2023 and (ii) the occurrence of any event of default (other than the Unrestricted Cash Default) (such period, the “Forbearance Period”), (b) to capitalize interest payments due under the LSA from May 1, 2023 through December 1, 2023 and (c) permit the issuance of the Note. In connection with entry into the Note and LSA Amendment, the parties agreed that the payment of any and all amounts owed under the Note (subject to certain exceptions) will be subordinate and subject in right and time of payment, to the prior payment in full of the Company’s senior debt owed to the Agent or any Lender under the LSA.

The foregoing description of the LSA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the LSA Amendment, which is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Items 1.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required.

Item 7.01 Regulation FD Disclosure.

On June 21, 2023, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K, the full text of which is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Convertible Promissory Note

10.2	Registration Rights Agreement, dated as of June 20, 2023, by and among the Company, the Sponsor, certain affiliates of the Sponsor and certain equityholders of Legacy Tempo named therein.

10.3*	Forbearance Agreement and First Amendment to First Amended and Restated Loan and Security Agreement, dated as of June 20, 2023, by and among the Company, Tempo Automation, Inc., as borrower, Structural Capital Investments III, LP, Series Structural DCO II series of Structural Capital DCO, LLC, CEOF Holdings LP, SQN Tempo Automation, LLC, SQN Venture Income Fund II, LP and Ocean II PLO LLC, as administrative and collateral agent for the lenders.

99.1	Press Release, dated June 21, 2023.

104	Cover Page Interactive Data File.

*	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempo Automation Holdings, Inc.

Date: June 21, 2023	By:	/s/ Ryan Benton
Ryan Benton
Chief Financial Officer